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                                                                    EXHIBIT 21.1

                           SUBSIDIARIES OF REGISTRANT

                                ATMEL CORPORATION
                           SUBSIDIARIES OF REGISTRANT

         The following are the subsidiaries of the Registrant:

          Atmel Acquisition Corporation, a Delaware corporation
          Atmel Asia Limited, a Hong Kong corporation
          Atmel B.V., a Netherlands corporation
          Atmel Duisburg GmbH, a German corporation
          Atmel ES2 GmbH, a German corporation
          Atmel Finance Inc., a California corporation
          Atmel France SARL, A French limited liability company
          Atmel FSC, Inc., a Barbadian corporation
          Atmel Germany GmbH, a German corporation
          Atmel Grenoble S.A., a French Corporation
          Atmel Helles A.E., a Greek corporation
          Atmel Holding GmbH, a German corporation
          Atmel Irving LLC, a California limited liability company
          Atmel Italia Srl, an Italian corporation
          Atmel Japan K.K., a Japanese corporation
          Atmel Korea Co., Ltd., a Korean corporation
          Atmel Nantes S.A., a French corporation
          Atmel Nederland B.V., a Dutch corporation
          Atmel Nordic AB, a Swedish corporation
          Atmel North Tyneside Limited, a United Kingdom corporation
          Atmel Norway AS, a Norwegian corporation
          Atmel OY, a Finnish corporation
          Atmel Paris SAS, a French corporation
          Atmel Research, a Cayman Islands corporation
          Atmel Rousset S.A.S, a French corporation
          Atmel S.A., a French corporation
          Atmel San Jose LLC, a California limited liability company
          Atmel Sarl, a Swiss corporation
          Atmel Singapore Pte. Limited, a Singaporean corporation
          Atmel Smartcard ICS Limited, a United Kingdom corporation
          Atmel Switzerland Sarl, a Swiss corporation
          Atmel Taiwan Limited, a Taiwanese corporation
          Atmel Texas LP, a California limited partnership
          Atmel U.K. Holdings Limited, a United Kingdom corporation
          Atmel U.K. Limited, a United Kingdom corporation
          Atmel Vermoegensverwaltungs GmbH & Co KG, a German limited partnership Atmel Versailles SNC, a French partnership
          Atmel-WM Hong Kong Limited, a Hong Kong corporation
          Atmel-WM Korea Limited, a Korea corporation
          Atmel-WM N.A. Corporation, a California corporation
          Atmel-WM Singapore Pte Ltd, a Singapore corporation
          Dream S.A., a French corporation
          ES2 Limited, a United Kingdom corporation
          Facility Service GmbH, a German corporation
          IPITEC Srl, an Italian corporation
          Temic Semiconductor Test Inc., a Philippine corporation
          Temic UK Limited, a United Kingdom corporation
          TSPIC Corporation, a Philippine corporation